Exhibit 99.6

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Quarterly Report on Form 10-Q of PG&E National Energy Group, Inc. for the quarter ended June 30, 2002, I, Thomas E. Legro, Vice President, Controller and Chief Accounting Officer of PG&E National Energy Group,Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of PG&E National Energy Group, Inc.

August 2, 2002	/s/ Thomas E. Legro Thomas E. Legro Vice President, Controller and Chief Accounting Officer